Exhibit 99.1

NEWS RELEASE

Veramark Terminates Merger Agreement with Varsity Acquisition LLC, Agrees to be

Acquired by Hubspoke Holdings, Inc. For $1.18 net per Share in Cash

Rochester, New York – June 17, 2013 – Veramark Technologies, Inc. (OTCB: VERA) (“Veramark”), a leading provider of Telecom Expense Management (“TEM”) solutions, today announced that it has terminated its merger agreement with Varsity Acquisition LLC (“Varsity”) and All Big Ten Holdings, Inc. (the “Varsity Merger Agreement”), which was previously announced on May 1, 2013 and which contemplated Varsity’s purchase of all Veramark Common Stock and in-the-money options at a cash purchase price of $0.98 per share. In addition, Veramark announces that it has entered into a merger agreement with Hubspoke Holdings, Inc. (“Hubspoke”) and TEM Holdings, Inc. (“Merger Sub”) (“Hubspoke Merger Agreement”), pursuant to which Merger sub has agreed to offer to purchase all of the outstanding shares Veramark Common Stock and in-the-money options for $1.18 per share, net to the shareholders, in cash (the “Offer Price”), in each case, subject to adjustment for stock splits, stock dividends and similar events, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 17, 2013 (as may be amended or supplemented from time to time, the “Offer to Purchase”), and in the related letter of transmittal (the “Letter of Transmittal”) (which, together with any amendments or supplements thereto, collectively constitute the “Offer”). The offer price represents a 66% premium over the 90-day average of Veramark’s shares and a 55% premium to the closing price of Veramark’s shares on April 30, 2013, which is the date of the Varsity Merger Agreement.

Termination of Varsity Merger Agreement

Veramark terminated the Varsity Merger Agreement, in favor of entering into the Hubspoke Merger Agreement, after a special committee of the Company’s Board of Directors, consisting solely of independent directors (the “Special Committee”), and the Company’s Board of Directors (the “Board”), gave careful consideration to both offers and determined that Hubspoke’s offer, as reflected in the Hubspoke Merger Agreement, was superior to the current Varsity Merger Agreement.

Veramark was able to obtain the alternative proposal from Hubspoke as a result of the 45-day go-shop right that was permitted under the Varsity Merger Agreement and which allowed Veramark, with the assistance of its independent advisors, to actively solicit proposals from third parties.

As a result of the termination of the Varsity Merger Agreement, Veramark will owe Varsity a $500,000 termination fee.

Hubspoke Merger Agreement

The Hubspoke Merger Agreement, with its pricing terms detailed above, was unanimously approved by the Special Committee, consisting solely of independent directors, and the Board, both after due deliberation and consideration.

Under the terms of the Merger Agreement, Merger Sub has agreed to offer to purchase for cash all outstanding shares of Veramark Common Stock for the Offer Price, upon the terms and subject to the conditions set forth in the Offer to Purchase.

The Offer is conditioned upon there being validly tendered in accordance with the terms of the Offer and not validly withdrawn prior to 12:00 midnight, New York City time, at the end of Monday, July 15, 2013 (the “Expiration Time,” unless the Offer is extended pursuant to and in accordance with the terms of the Merger Agreement, in which event “Expiration Time” will mean the latest time and date at which the Offer, as so extended, will expire) that number of shares of Veramark Common Stock which, together with the shares of Veramark Common Stock then beneficially owned by Hubspoke or Merger Sub (if any), represent at least a majority of the shares of Veramark Common Stock then outstanding (determined on a fully diluted basis (which assumes conversion or exercise of all options, warrants or other securities convertible or exchangeable into shares of Veramark Common Stock regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof)) (the “Minimum Condition”). The Offer is also subject to a number of other conditions, which are more fully described in the Offer to Purchase. Hubspoke and Merger Sub can waive some of the conditions to the Offer without the consent of Veramark. Hubspoke and Merger Sub cannot, however, waive the Minimum Tender Condition without the consent of Veramark.

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Subject to the satisfaction of the Minimum Condition, Veramark has granted to Merger Sub an option (the “Top-Up Option”) to purchase from Veramark the number of newly-issued shares of Veramark Common Stock (the “Top-Up Option Shares”) equal to the lowest number of shares of Veramark Common Stock that, when added to the number of shares of Veramark Common Stock owned by Hubspoke and its subsidiaries at the time of exercise of the Top-Up Option, constitutes one share of Veramark Common Stock more than 90% of the total number of shares of Veramark Common Stock that would be outstanding immediately after the issuance of all shares of Veramark Common Stock subject to the Top-Up Option on a fully diluted basis (which assumes conversion or exercise of all derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof ), provided that (i) the Top-Up Option will not be exercisable for a number of shares of Veramark Common Stock in excess of the shares of Veramark Common Stock authorized and unissued or held in treasury of Veramark at the time of the exercise of the Top-Up Option; (ii) the exercise of the Top-Up Option and the issuance and delivery of the Top-Up Option Shares has not been prohibited by any law or order, and (iii) the issuance of the Top-Up Option Shares does not require approval of Veramark’s stockholders under applicable law (including the rules and regulations of any applicable United States securities exchange on which the shares of Veramark Common Stock are traded). The Top-Up Option may be exercised only once in whole but not in part, at any time until the later of 30 days following the date on which Merger Sub pays for all shares of Veramark Common Stock validly tendered and not properly withdrawn prior to the Expiration Time pursuant to the Offer, or 15 days following the conclusion of any subsequent offering periods, in Merger Sub’ sole discretion. The aggregate purchase price payable for the Top-Up Option Shares will be determined by multiplying the number of Top-Up Option Shares by the Offer Price. The Top-Up Option is intended to expedite the timing of the consummation of the merger (after consummation of the Offer, at which time Veramark would be a majority-owned subsidiary of Hubspoke, which would have the requisite voting power to cause stockholder adoption of the Merger Agreement, even without exercise of the Top-Up Option) by permitting the merger to occur pursuant to Delaware’s “short-form” merger statute, Section 253 of the DGCL, without any vote of Veramark’s stockholders.

The transaction does not require antitrust approval and is expected close in the third quarter of 2013 subject to satisfaction of the tender offer conditions and customary closing conditions.

About Veramark Technologies, Inc.

Veramark eliminates telecom distractions for performance-driven organizations that demand value from their communication investments. The Company’s solutions leverage the power of intuitive technology and problem-solving people to simplify telecom management and convert complex data into actionable intelligence. Veramark helps ensure that its customers need what they buy, buy what they need, and pay what they should for telecom. Veramark is one of only six independent U.S.-based TEM companies included in Gartner’s 2012 Magic Quadrant for Global TEM Report. Veramark is trusted by more than 3,000 organizations around the world. For more information, visit www.veramark.com.

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”) that discuss Veramark’s beliefs, expectations or intentions pertaining to, among other things, its the tender offer transaction described above, as well as the Company’s operations, markets, products, services, prices and performance. Forward-looking statements and the success of Veramark generally involve numerous risks and uncertainties, such as trends of the economy, interest rates, income tax laws, governmental regulations, legislation and those risk factors discussed under the headings “Risk Factors” and elsewhere in Veramark’s filings under the Act. Veramark cannot guarantee that any of its forward-looking statement will prove to be accurate, although it believes that it has been reasonable in its expectations and assumptions. Forward-looking statements are subject to the risks identified in “Risk Factors” and elsewhere in Veramark’s filings under the Act. Readers are cautioned not to place any undue reliance on Veramark’s forward-looking statements. Veramark does not undertake to update any of its forward-looking statements except as required by law.

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Additional Information

This Press Release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any of the shares the Veramark Common Stock. The tender offer described in this Press Release has not yet been commenced. Varsity and Merger Sub intend to file a Tender Offer Statement on Schedule TO, including an Offer to Purchase, Letter of Transmittal and additional related tender offer documents (the “Tender Offer Documents”) with the Securities and Exchange Commission (the “SEC”). Investors and stockholders of the Company are strongly advised to read the Tender Offer Documents, the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by the Company, and other relevant materials when they become available, because such materials contain important information regarding the tender offer. When they are available, stockholders will be able to obtain these documents without charge from the SEC’s website at http://www.sec.gov/. Copies can also be obtained at no charge by directing a request to the Company at Veramark Technologies, Inc., 1565 Jefferson Road, Suite 120, Rochester, New York 14623, or by phone at (585) 381-6000.

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Veramark and VeraSMART are registered trademarks of Veramark Technologies, Inc. MySMART and Veramark Value Acceleration Process are trademarks of Veramark Technologies, Inc. All other trademarks are the property of their respective owners.

Contact:

Andrew Tempest

Director of Marketing

Tel: 585.383.6883

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